                                                                      Exhibit 16


WEISS INTERMEDIATE TREASURY FUND

CUMULATIVE TOTAL RETURN WITH WAIVER/REIMBURSEMENT June 28, 1996 (Inception) through December 31, 1996


 -------------------------------

                   Formula: T = (ERV/P) - 1

                   Where:

                  P   = a hypothetical initial payment of $10,000 made on
                        June 28, 1996, commencement of the Fund

                  T   = Cumulative total return

                  ERV = Ending Redeemable Value of a hypothetical $10,000
                        payment made at the beginning of the period, assuming NO sales load.


                  P   = $10,000
                  ERV = $10,343.63

CUMULATIVE TOTAL RETURN =    3.44%


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                        WEISS INTERMEDIATE TREASURY FUND

              CUMULATIVE TOTAL RETURN WITHOUT WAIVER/REIMBURSEMENT June 28, 1996 (Inception) through December 31, 1996


                         -------------------------------

                   Formula: T = (ERV/P) - 1

                   Where:

                   P   = a hypothetical initial payment of $10,000 made on
                         June 28, 1996, commencement of the Fund

                   T   = Cumulative total return

                 ERV   = Ending Redeemable Value of a hypothetical $10,000
                         payment made at the beginning of the period, assuming NO sales load.


                   P   = $10,000

                   ERV =  $9,610

CUMULATIVE TOTAL RETURN = (3.90)%

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                        WEISS INTERMEDIATE TREASURY FUND

              AVERAGE ANNUAL TOTAL RETURN WITH WAIVER/REIMBURSEMENT
               June 28, 1996 (Inception) through December 31, 1996


                         -------------------------------

                   Formula: T = (ERV/P)1/N - 1

                   Where:

                   P    = a hypothetical initial payment of $10,000
                          made on June 28, 1996, commencement of the Fund

                   T    = Average annual total return

                   ERV  = Ending Redeemable Value of a hypothetical $10,000
                          payment made at the beginning of the period, assuming NO sales load.

                   N    = Number of years in the period


                   P    = $10,000

                   ERV  = $10,343.63
                   N    = .51233

AVERAGE ANNUAL TOTAL RETURN =  6.82%


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                        WEISS INTERMEDIATE TREASURY FUND

            AVERAGE ANNUAL TOTAL RETURN WITHOUT WAIVER/REIMBURSEMENT
              June 28, 1996 (Inception) through December 31, 1996


                         -------------------------------

                   Formula: T = (ERV/P)1/N - 1

                   Where:

                   P    = a hypothetical initial payment of $10,000 made on June
                          28, 1996, commencement of the Fund

                   T   = Average annual total return

                   ERV = Ending Redeemable Value of a hypothetical $10,000
                         payment made at the beginning of the period, assuming NO sales load.

                   N   = Number of years in the period

                   P   = $10,000
                   ERV = $9,610
                   T   = .51233

AVERAGE ANNUAL TOTAL RETURN = (7.47)%


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                               WEISS TREASURY FUND
                        WEISS TREASURY INTERMEDIATE FUND
                             AS OF DECEMBER 31, 1996


                   Yield = 2[ (a-b/cd+1)6(above)-1]

                   a = dividends and interest earned during the period

                   b = expenses accrued for the period (net of reimbursement).

                   c = the average daily number of shares outstanding during
                       that period that were entitled to receive dividends.

                   d = the maximum offering price per share on the last day of the period.


                      SEC YIELD WITH WAIVERS/REIMBURSEMENTS

                   Base Period Return = 6.27
                   30 Day Effective Yield = 5.60%


                     SEC YIELD WITHOUT WAIVERS/REIMBURSEMENT

                   Base Period Return = 5.50
                   30 Day Effective Yield = (3.64)%


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                               WEISS TREASURY FUND
                      WEISS TREASURY ONLY MONEY MARKET FUND
                             AS OF DECEMBER 31, 1996


                        YIELD WITH WAIVERS/REIMBURSEMENTS

                                  Yield = 4.51%

                      YIELD WITHOUT WAIVERS/REIMBURSEMENTS

                                  Yield = 0.86%


          Effective 7 day Yield = (Base Period Return +1)(above)(365/7)-1

                   EFFECTIVE YIELD WITH WAIVERS/REIMBURSEMENTS

                            Base Period Return = 4.51
                          Effective 7 Day Yield = 4.61%


                  EFFECTIVE YIELD WITHOUT WAIVERS/REIMBURSEMENT

                            Base Period Return = 0.86
                          Effective 7 Day Yield = 0.86%